UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 3, 2010 (November 2, 2010)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on October 14, 2010, Frank A. Pici resigned his positions as Executive Vice President and Chief Financial Officer of Penn Virginia Corporation (the “Company”). On November 2, 2010, the Company entered into a Resignation Agreement and Release (the “Resignation Agreement”) with Mr. Pici containing the terms and conditions described below.

Separation Date and Benefits. The Company and Mr. Pici agreed that his separation date from the Company would be December 31, 2010 (the “Separation Date”). On the Separation Date, the Company will pay Mr. Pici $800,000 less applicable taxes. The Company will also reimburse Mr. Pici for up to $10,000 of outplacement services.

General Release. Mr. Pici agreed to release and permanently waive all claims of any kind against the Company.

Confidentiality and Non-Disparagement. The Resignation Agreement prohibits Mr. Pici from disclosing confidential information regarding the Company or its affiliates. The Resignation Agreement also contains a mutual non-disparagement provision, which provides that neither the Company nor Mr. Pici will make any disparaging comments about the other party for a period of two years.

A copy of the Resignation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Resignation Agreement and Release dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2010

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Resignation Agreement and Release dated November 2, 2010.